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                                                                    Exhibit 23.4


                            INDEPENDENT AUDITOR'S CONSENT


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2 No. 333-_____) and related Prospectus of Premier Parks Inc. for the registration of 1,150,000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1996, with respect to the financial statements of Elitch Gardens Company included in the Registration Statement (Form S-2 No. 333-16573) and related Prospectus of Premier Parks Inc. for the registration of 5,750,000 shares of its common stock.



                             Ernst & Young LLP

Denver, Colorado
January 27, 1997